Exhibit 16.1

July 13, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

File Number 333-147261

Dear Sirs/Madams:

We have read Item 4.01 of Beacon Energy Holdings, Inc.’s Form 8-K dated July 13, 2009 and we agree with the statements made concerning our firm.

Yours truly,

/s/ Friedman LLP